Exhibit 99.2

VERTEL CORPORATION

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT 2002

In connection with the Quarterly Report of Vertel Corporation (the “Company”) on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Craig S. Scott, Vice President Finance & Administration, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18  U.S.C. ss. 1350, as adopted pursuant to Ss 906 of the Sarbanes-Oxley Act of 2002, that:

(3)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ CRAIG S. SCOTT

Craig S. Scott Vice President Finance & Administration, Chief Financial Officer and Secretary November 19, 2002